SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2003

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)	35211 (Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Item 5.    Other Events.

The registrant and its wholly owned subsidiary, National Bank of the Great Lakes (“NBGL”), have agreed, subject to approval of their Boards of Directors, to voluntarily enter into consent orders with the U.S. Office of the Comptroller of the Currency (the “OCC”). The consent orders require, among other things, that the registrant and NBGL implement and monitor policies and procedures to ensure compliance with the provisions of the Bank Secrecy Act and the related regulations of the OCC, including without limitation the requirements to maintain policies and procedures designed to comply with the recordkeeping and reporting requirements of the Bank Secrecy Act and to timely file Currency Transaction Reports and Suspicious Activity Reports with respect to certain currency payments taken on NBGL’s credit card accounts and on credit card accounts for which the registrant or its subsidiaries act as servicer.

The registrant’s news release dated April 1, 2003 announcing the OCC’s approval of the previously announced transaction in which Household Bank (S.B.), N.A. will acquire credit card assets of NBGL is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit	Description of Document
99.1	April 1, 2003 news release announcing OCC approval of transaction in which Household Bank (S.B.), N.A. will acquire credit card assets of NBGL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED
Date: April 1, 2003	/S/ CHARLES J. HANSEN
Charles J. Hansen Senior Vice President and Deputy General Counsel